Stradley Ronon Stevens & Young, LLP
2600 One Commerce Square
Philadelphia, Pennsylvania 19103-7098
(215) 564-8000
January 11, 2010
Board of Trustees
AIM Growth Series
11 Greenway Plaza, Suite 100
Houston, Texas 77046-1173

Re:	Registration Statement on Form N-14
Ladies and Gentlemen:
     We have acted as counsel to AIM Growth Series (“AGS”), a Delaware statutory trust, in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the “Registration Statement”). Pursuant to an Agreement and Plan of Reorganization (the “Agreement”), each series of AGS identified on Exhibit A hereto (each an “Acquiring Fund”) will assume the assets and liabilities of the corresponding Van Kampen Fund identified on Exhibit A hereto, each a series of the Van Kampen Retirement Strategy Trust, (each an “Acquired Fund”) in exchange for shares of the corresponding Acquiring Fund, as set forth on Exhibit A (each, a “Reorganization” and collectively, the “Reorganizations”).
     We have reviewed the Amended and Restated Agreement and Declaration of Trust and Amended and Restated By-Laws of AGS, in each case as amended to the date hereof, resolutions adopted by AGS in connection with the Reorganizations, the form of Agreement, which has been approved by AGS’s Board of Trustees, the Registration Statement and such other legal and factual matters as we have deemed appropriate.
     This opinion is based exclusively on the provisions of the Delaware Statutory Trust Act governing the issuance of the shares of AGS and the reported case law thereunder, and does not extend to the securities or “blue sky” laws of the State of Delaware or other States.
     We have assumed the following for purposes of this opinion:
     1. The shares of each Acquiring Fund will be issued in accordance with AGS’s Amended and Restated Agreement and Declaration of Trust (the “Trust Agreement”) and Restated By-Laws, each as amended to date, the Agreement, and resolutions of AGS’s Board of Trustees relating to the creation, authorization and issuance of shares and the Reorganizations.
     2. The shares of each Acquiring Fund will be issued against payment therefor as described in the Agreement, and that such payment will have been at least equal to the net asset value of such shares.
     On the basis of and subject to the foregoing, we are of the opinion that the shares of each Acquiring Fund to be issued to the corresponding Acquired Fund shareholders as provided by the

Agreement are duly authorized, and upon delivery will be validly issued and outstanding, and will be fully paid and non-assessable by AGS.
     Both the Delaware Statutory Trust Act, as amended, and the Trust Agreement provide that shareholders of AGS shall be entitled to the same limitation on personal liability as is extended under the Delaware General Corporation Law, as amended, to stockholders of private corporations for profit. There is a remote possibility, however, that, under certain circumstances, shareholders of a Delaware statutory trust may be held personally liable for that trust’s obligations to the extent that the courts of another state that does not recognize such limited liability were to apply the laws of such state to a controversy involving such obligations. The Trust Agreement also provides for indemnification out of property of an Acquiring Fund for all loss and expense of any shareholder held personally liable for the obligations of such Fund. Therefore, the risk of any shareholder incurring financial loss beyond his investment due to shareholder liability is limited to circumstances in which an Acquiring Fund is unable to meet its obligations and the express limitation of shareholder liabilities is determined by a court of competent jurisdiction not to be effective.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

Sincerely yours, STRADLEY RONON STEVENS & YOUNG, LLP
By:	/s/ Matthew R. DiClemente
Matthew R. DiClemente, Esq., a Partner

EXHIBIT A

Acquiring Fund (and share classes) and Acquiring Entity	Corresponding Acquired Fund (and share classes) and Acquired Entity

AIM Balanced Risk Retirement Now Fund, a series of AIM Growth Series	Van Kampen In Retirement Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

AIM Balanced Risk Retirement 2010 Fund, a series of AIM Growth Series	Van Kampen Retirement 2010 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

AIM Balanced Risk Retirement 2010 Fund, a series of AIM Growth Series	Van Kampen Retirement 2015 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

AIM Balanced Risk Retirement 2020 Fund, a series of AIM Growth Series	Van Kampen Retirement 2020 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

AIM Balanced Risk Retirement 2020 Fund, a series of AIM Growth Series	Van Kampen Retirement 2025 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

A-1

Acquiring Fund (and share classes) and Acquiring Entity	Corresponding Acquired Fund (and share classes) and Acquired Entity

AIM Balanced Risk Retirement 2030 Fund, a series of AIM Growth Series	Van Kampen Retirement 2030 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

AIM Balanced Risk Retirement 2030 Fund, a series of AIM Growth Series	Van Kampen Retirement 2035 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

AIM Balanced Risk Retirement 2040 Fund, a series of AIM Growth Series	Van Kampen Retirement 2040 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

AIM Balanced Risk Retirement 2040 Fund, a series of AIM Growth Series	Van Kampen Retirement 2045 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

AIM Balanced Risk Retirement 2050 Fund, a series of AIM Growth Series	Van Kampen Retirement 2050 Strategy Fund, a series of Van Kampen Retirement Strategy Trust
Class A5	Class A
Class C5	Class C
Class R5	Class R
Class Y	Class I

A-2